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                                                                     EXHIBIT 5.1


                                                              October 2,  2001
Ramsey Youth Services, Inc.
Columbus Center
One Alhambra Plaza
Suite 750
Coral Gables, Florida  33134

         Re:      Ramsey Youth Services, Inc. - Registration Statement on Form
                  S-3

Ladies and Gentlemen:

Gentlemen:

         We have acted as counsel to Ramsay Youth Services, Inc., a Delaware corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-3 (the "Registration Statement") covering the sale of 769,597 shares (the "Shares") of the Company's common stock, $.01 par value, to be sold by the shareholders listed in the Registration Statement (the "Selling Shareholders"). Of the 769,597 shares of common stock offered thereby, (i) 294,597 were issued to a selling shareholder upon the exercise of a warrant dated June 19, 2000 and (ii) 475,000 are issuable to a selling shareholder upon the exercise of a warrant dated January 25, 2000 (together, the "Warrants").

         In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, the Warrants and such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and are, or when issued pursuant to the terms of the Warrants, as applicable, will be, validly issued and nonassessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been

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consulted. This opinion letter is limited to the matter stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         We hereby consent to the use of this opinion in the above referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Greenberg Traurig, P.A.

                                            Greenberg Traurig, P.A.
                                            Miami, Florida